EXHIBIT 4.1.12
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     TWELFTH SUPPLEMENTAL INDENTURE (this “Twelfth Supplemental Indenture”) dated as of November 16, 2010 by and among the Issuers (as defined below), Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the entities listed in Schedule 1 hereto (the “Additional Note Guarantors”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”) and with respect to collateral of the Additional Note Guarantors, as collateral agent (the “Original Collateral Agent”) under the indenture referred to below and WILMINGTON TRUST (LONDON) LIMITED, as collateral agent (the “Additional Collateral Agent” and, together with the Original Collateral Agent, the “Collateral Agents”), with respect to the collateral listed in Appendix B, as amended and restated, of Amendment No.1 and Joinder Agreement to the First Lien Intercreditor Agreement, dated as of January 21, 2010 (the “FLICA Joinder”).
W I T N E S S E T H :
          WHEREAS Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), BP I and certain affiliates of the Issuers, as Note Guarantors, have heretofore executed and delivered to the Trustee a supplemental indenture (the “First Supplemental Indenture”) dated as of November 5, 2009, a supplemental indenture (the “Second Supplemental Indenture”) dated as of December 2, 2009, a supplemental indenture (the “Third Supplemental Indenture”) dated as of January 29, 2010, a supplemental indenture (the “Fourth Supplemental Indenture”) dated as of February 2, 2010, a supplemental indenture (the “Fifth Supplemental Indenture”) dated as of February 25, 2010, a supplemental indenture (the “Sixth Supplemental Indenture”) dated as of March 4, 2010, a supplemental indenture (the “Seventh Supplemental Indenture”) dated as of March 30, 2010, a supplemental indenture (the “Eighth Supplemental Indenture”) dated as of May 4, 2010, a supplemental indenture (the “Ninth Supplemental Indenture”) dated as of June 17, 2010, a supplemental indenture (the “Tenth Supplemental Indenture”) dated as of September 1, 2010 and a supplemental indenture (the “Eleventh Supplemental Indenture”) dated as of November 16, 2010 to the indenture dated as of November 5, 2009 (the “Original Indenture”, and together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture the Ninth Supplemental Indenture the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture, the “Indenture”), in respect of the issuance of an aggregate principal amount of $1,125,000,000 of 7.75% Senior Secured Notes due 2016 (the “Dollar Notes”) and an aggregate principal amount of €450,000,000 of 7.75% Senior Secured Notes due 2016 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”);
          WHEREAS pursuant to a joinder agreement dated as of November 16, 2010 to the Senior Secured Credit Facilities, each Additional Note Guarantor executing this Twelfth Supplemental Indenture will become a guarantor under the Senior Secured Credit Facilities;
          WHEREAS pursuant to Section 4.11 of the Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment and the other obligations under the Notes and the Indenture;
          WHEREAS the Original Collateral Agent is the collateral agent with respect to the collateral of the Additional Note Guarantors;
          WHEREAS the parties hereto desire that the Additional Collateral Agent acts as a separate collateral agent with respect to the Designated Collateral (as defined in the FLICA Joinder) under the Indenture;
          WHEREAS pursuant to Section 9.01(a)(vi) of the Indenture, the Trustee, the Original Collateral Agent, the Additional Collateral Agent, BP I and the Issuers are authorized to (i) to amend the Indenture to add a Note Guarantor with respect to any Note and (ii) to execute and deliver this Twelfth Supplemental Indenture;
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Additional Note Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Agreement to Assume. Pactiv Corporation hereby assumes all of the obligations of Reynolds Acquisition Corporation, as a Successor Note Guarantor under the Notes and the Indenture.
          2. Amendment of the Indenture. Each Additional Note Guarantor hereby agrees jointly and severally with all other Note Guarantors executing this Twelfth Supplemental Indenture to unconditionally guarantee the obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.
          3. Ratification of Indenture; Twelfth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article IV of the Indenture shall be deemed to have been applicable to the Additional Note Guarantors beginning as of the Issue Date as if the Additional Note Guarantors had been parties thereto on such date, and any action or inaction taken by any Additional Note Guarantor after the Issue Date and prior to the date hereof prohibited by the Indenture, shall be deemed a Default by the Additional Note Guarantors, as applicable, under the Indenture as of the date hereof. This Twelfth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Additional Note Guarantors hereby agree to (i) be bound by and become a party to the First Lien Intercreditor Agreement, as amended, supplemented, or otherwise modified from time to time, as if originally named Guarantors therein and (ii) be bound by and become a party to the Existing Intercreditor Agreement, as if originally named Obligors therein, by executing and delivering accession deeds to such Existing Intercreditor Agreement in form and substance reasonably satisfactory to the Security Trustee thereunder.
          4. Governing Law. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE ADDITIONAL NOTE GUARANTOR AGREES TO SECTION 13.09 OF THE INDENTURE, INCLUDING WITH RESPECT TO SUBMISSION TO JURISDICTION, WAIVER OF OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND PURSUANT TO SECTION 13.08, THE WAIVER OF ANY RIGHT TO TRIAL BY JURY.
          5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Twelfth Supplemental Indenture or any Guarantee referenced herein.
          6. Collateral Agent Makes No Representation. Neither Collateral Agent makes any representation as to the validity or sufficiency of this Twelfth Supplemental Indenture or any Guarantee referenced herein.

          7. Duplicate Originals. The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          9. No Adverse Interpretation of Other Agreements. This Twelfth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Twelfth Supplemental Indenture.
          10. No Recourse Against Others. No director, officer, employee or manager of an Additional Note Guarantor will have any liability for any obligations of the Issuers, Note Guarantors or Additional Note Guarantors under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the guarantee of the obligations under the Notes and the Indenture by each Additional Note Guarantor. The waiver may not be effective to waive liabilities under the federal securities laws.
          11. Indemnity. (a) The Issuers, BP I and the Additional Note Guarantors executing this Twelfth Supplemental Indenture, subject to Section 10.08 of the Original Indenture, jointly and severally shall indemnify the Trustee and each of the Collateral Agents (which in each case, for purposes of this Section, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Twelfth Supplemental Indenture or the Note Guarantees provide herein against the Issuers, BP I or a Note Guarantor (including this Section) and defending against or investigating any claim (whether (i) asserted by the Issuers, BP I, the Additional Note Guarantor, any Holder or any other Person or (ii) with respect to any action taken by the Trustee or the Collateral Agents under the Existing Intercreditor Agreement, the First Lien Intercreditor Agreement, any Additional Intercreditor Agreement or any other agreement referenced herein). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or any Collateral Agent. The Trustee and the Collateral Agents shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers, BP I or any Note Guarantor executing this Twelfth Supplemental Indenture of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers, BP I and the Additional Note Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
          (b) To secure the payment obligations of the Issuers, BP I and the other Note Guarantors in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on particular Notes.
          12. Successors and Assigns. All covenants and agreements of the Issuers, BP I and the Additional Note Guarantors in this Twelfth Supplemental Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee and each Collateral Agent in this Twelfth Supplemental Indenture shall bind its successors and assigns.
          13. Severability. In case any one or more of the provisions contained in this Twelfth Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Twelfth Supplemental Indenture or the Notes.
          14. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
     If to any of the Additional Note Guarantors:
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Attention: Helen Golding
Fax: (64-9) 366 6263
If to the Trustee, Original Collateral Agent:
The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: International Corporate Trust
Fax: (212) 815-5366
catherine.donohue@bnymellon.com
lesley.daley@bnymellon.com

If to the Additional Collateral Agent:
Wilmington Trust (London) Limited
6 Broad Street Place
London EC2M 7JH
Facsimile: +44 (0)20 7614 1122
Attention: Elaine Lockhart
          15. Amendments and Modification. This Twelfth Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorized Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorized Signatory

Twelfth Supplemental Indenture

NEWSPRING INDUSTRIAL CORP.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV CORPORATION
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
Title:

PACTIV FACTORING LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV GERMANY HOLDINGS INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV INTERNATIONAL HOLDINGS INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

Twelfth Supplemental Indenture

PACTIV MANAGEMENT COMPANY LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV RETIREMENT ADMINISTRATION LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV RSA LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PCA WEST INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PRAIRIE PACKAGING, INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

Twelfth Supplemental Indenture

PWP HOLDINGS, INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PWP INDUSTRIES, INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

Twelfth Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Original Collateral Agent
By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

Twelfth Supplemental Indenture

WILMINGTON TRUST (LONDON) LIMITED, as Additional Collateral Agent
By:	/s/ Elaine Lockhart
	Name:	Elaine Lockhart
	Title:	Relationship Manager

Twelfth Supplemental Indenture

SCHEDULE 1
Additional Note Guarantors
Pactiv Corporation
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings. Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
Twelfth Supplemental Indenture